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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)     May 15, 2006

                            CIGMA METALS CORPORATION
             (Exact name of registrant as specified in its charter)

Florida                              0-27355              98-0203244
(State or other jurisdiction           (Commission         (IRS Employer
of incorporation)                      File Number)        Identification No.)


1 Edith Place, Coolum Beach, Queensland, Australia         4573
(Address of principal executive offices)                   (Zip Code)

Registrant's Telephone Number, Including the area code:    (+61) 4111-56177


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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CIGMA METALS CORPORATION
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Item 3.03 Material Modification to Rights of Security Holders


     Cigma Metals Corporation ("Cigma") announces that effective May 15, 2006 the Company's issued and outstanding common stock has been split 2:1. Cigma shareholders will receive two new Shares for every one Share held prior to May 15, 2006.

     On April 7, 2006, Cigma's Board of Directors approved a 2:1 stock split effective May 15, 2006 (the "Effective Date") to increase the total number of issued and outstanding common shares of the Company such that each Shareholder will receive two new Shares for one old Share upon completion of the Split. The Company believes a 2:1 stock split will enhance the liquidity and marketability of the common shares and make the common shares accessible to a wider range of investors.

     Without further action on the part of Cigma or its stockholders, each share of its issued and outstanding common stock on the Effective Date of May 15, 2006 (the "PRE-SPLIT SHARES") shall be automatically converted and split into 2 shares of common stock (the "POST-SPLIT SHARES"). Each certificate representing Pre-Split Shares of common stock shall be deemed to represent a number of shares of Post-Split Shares of common stock equal to the number of shares of Pre-Split Shares common stock formerly represented by such certificate multiplied by two
(2) until such certificate has been exchanged for a certificate or certificates representing the Post-Split Shares of common stock.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits:

99.1 Cigma Metals Corporation news release issued May 15, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CIGMA METALS CORPORATION


Date: May 15, 2006            by: /s/ Lars Pearl
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                                      Lars Pearl
                                      President and Director


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